Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT:

Investor Inquiries:
Leonard Borow
President and Chief Operating Officer
(516) 694-6700

ACQUISITION OF AEROFLEX INCORPORATED COMPLETED

PLAINVIEW, NEW YORK, August 15, 2007 – Aeroflex Incorporated (formerly Nasdaq Symbol: ARXX) announced today that it has completed the previously announced acquisition of Aeroflex by affiliates of or funds managed by The Veritas Capital Fund III, L.P., Golden Gate Private Equity, Inc. and Goldman, Sachs & Co.  The merger was approved by Aeroflex's shareholders at a meeting on July 26.  Aeroflex shareholders will receive $14.50 in exchange for the shares of Aeroflex common stock and will receive written instructions from the paying agent with respect to the proper method of exchanging stock certificates for the merger consideration.  Pending receipt of such instructions, shareholders should not forward stock certificates to the Company.

About Aeroflex
Aeroflex Incorporated is a global provider of high technology solutions to the aerospace, defense and broadband communications markets.  The Company’s diverse technologies allow it to design, develop, manufacture and market a broad range of test, measurement and microelectronic products.  Additional information concerning Aeroflex Incorporated can be found on the Company’s website:  www.aeroflex.com.

Forward-Looking Statements
This press release contains forward-looking statements.  All statements other than statements of historical fact included in this press release regarding Aeroflex’s business strategy and plans and objectives of its management for future operations are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Aeroflex or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Aeroflex’s management, as well as assumptions made by and information currently available to its management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, competitive factors and pricing pressures, changes in legal and regulatory requirements, technological change or difficulties, product development risks, commercialization difficulties and general economic conditions. Such statements reflect our current views with respect to the future and are subject to these and other risks, uncertainties and assumptions. Aeroflex does not undertake any obligation to update such forward-looking statements.